UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2024

BARINTHUS BIOTHERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-40367	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Barinthus Biotherapeutics plc

Unit 6-10, Zeus Building Rutherford Avenue,

Harwell, Didcot, OX11 0DF

United Kingdom

(Address of principal executive offices, including zip code)

+44 (0) 1865 818 808

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
American Depositary Shares	BRNS	The Nasdaq Global Market
Ordinary shares, nominal value £0.000025 per share*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

*American Depositary Shares may be evidenced by American Depositary Receipts. Each American Depositary Share represents one (1) ordinary share. Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Global Market. The American Depositary Shares represent the right to receive ordinary shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the American Depositary Shares are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8.

Item 2.02. Results of Operations and Financial Condition.

On January 5, 2024, Barinthus Biotherapeutics plc (the “Company”) released the following preliminary information about its cash and cash equivalents as of December 31, 2023.

The Company’s preliminary estimated cash and cash equivalents are expected to be $142 million as of December 31, 2023.

The preliminary estimate of cash and cash equivalents reflect management’s current views and may change as a result of management’s review of results and other factors, including a wide variety of significant business, economic and competitive risks and uncertainties. Such preliminary financial information is subject to the finalization and closing of the accounting books and records of Barinthus Bio (which have yet to be performed) and should not be viewed as a substitute for full audited financial statements prepared in accordance with U.S. GAAP. In the course of preparing and finalizing the financial statements for the year ended December 31, 2023, the preliminary estimates of cash and cash equivalents for the year ended December 31, 2023 will be subject to change and Barinthus Bio may identify items that will require it to make adjustments to its preliminary estimates of its cash and cash equivalents. Any such changes could be material. For these or other reasons, the preliminary estimates of Barinthus Bio’s cash and cash equivalents for the year ended December 31, 2023 may not ultimately be indicative of its results for such period and actual results may differ materially. No independent registered public accounting firm has audited, reviewed or compiled, examined or performed any procedures with respect to these preliminary estimated results, nor have they expressed any opinion or any other form of assurance on these preliminary estimated results.

Item 7.01. Regulation FD Disclosure.

On January 5, 2024, the Company issued a press release titled “Barinthus Bio Provides a Financial Update and Announces Anticipated 2024 Corporate Objectives.” A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Items 2.02 and 7.01 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, which can generally be identified as such by use of the words “expect,” “will,” and similar expressions, although not all forward-looking statements contain these identifying words. These forward-looking statements include, without limitation, express or implied statements regarding the Company’s preliminary estimated cash and cash equivalents. Any forward-looking statements in this Current Report on Form 8-K are based on management’s current expectations and beliefs and are subject to numerous risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this Current Report on Form 8-K, including, without limitation, risks and uncertainties related to the Company’s preliminary estimates of its cash and cash equivalents, including the risk that final financial results may differ materially from the Company’s preliminary estimates, and other risks identified in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2022, its Quarterly Reports on Form 10-Q and subsequent filings with the SEC. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company expressly disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated January 5, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Barinthus Biotherapeutics plc

Date: January 5, 2024	By:	/s/ William Enright
William Enright
Chief Executive Officer